Exhibit 99.1

The Evolution of the CYBX Opportunity: From Pioneering to Predictable and Profitable Growth With or Without Depression FY03: A Year for the Record Books FY04 Plan: Improving Productivity and Profitability to Increase Scalability and Transferability to Fully Realize Our Opportunities in Epilepsy and Depression Investor/Analysts Conference Call May 27, 2003

Forward-Looking Statements This presentation may include forward-looking statements concerning revised guidance for fiscal 2004 relating to anticipated sales, gross profit margin, operating expenses and earnings, net income, profits and earnings per share investments in new indication development, maintaining and obtaining appropriate regulatory approvals, developing VNS as a treatment for depression, the timing and outcome of clinical studies, improving our business model, building shareholder value, improving our productivity and efficiencies increasing our sales, improving our net earnings and return on equity These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," and "forecast," or other similar words. Based upon information presently available to us and assumptions that we believe to be reasonable. Our actual results may differ materially. Please refer to the risks detailed in the Company's filings with the SEC available on the Company's website at www.cyberonics.com

The Mission Demanded Pioneering New medical science regarding the vagus nerve and its impact on neurotransmitters and brain function; New nerve stimulation devices; New device based therapy; New device study protocols; New FDA Approval process; New sales and marketing organization and model to create awareness and acceptance for a revolutionary device based therapy among 6 different customer groups in a traditional pharmaceutical market; New sales and marketing organization and model to profitably convert awareness and acceptance into demand by making VNS as easy to use as drugs; New consensus on pharmaco-resistant epilepsy and its treatment; and New epilepsy device market Cyberonics was founded in 1987 with a mission to improve the lives of people touched by epilepsy and other chronic disorders that may prove to be treatable with our patented therapy, VNS. To accomplish that mission Cyberonics was forced to pioneer almost every aspect of its business, including...

Beyond Pioneering into Predictable and Profitable Growth FY03 performance and FY04 plan confirm that Cyberonics and VNS Therapy have moved beyond pioneering into a period of predictable and profitable growth. The core competencies that Cyberonics developed during its years of pioneering will facilitate continued predictable and profitable growth in epilepsy and cost-effective new indications/markets development. Those core competencies include... Experienced Management/People Strong intellectual property franchise Proven, device based therapy High margin device technology and manufacturing process Increasingly profitable, scalable and transferable patient identification and pull through sales and marketing model Favorable coverage, coding and reimbursement Cost effective new indications development process Effective expense management process >$100 million NOL Profitable and cash flow positive business Adequate equity and debt capital to fund growth internally New $100M current and >$1B potential epilepsy device market

Strong Device Team

Cyberonics' senior engineering, manufacturing, regulatory affairs & quality, reimbursement and finance/accounting team has over 200 years of relevant Class III implantable medical device experience.

Name	Position	Yrs Experience; (joined CYBX)	Previous Companies (Products)
Shawn Lunney	VP-Market Dev.	15 (1991)	CYBX
Alan Totah	VP-Regulatory & QA	30 (2001)	Medtronic, Intermedics
Pam Westbrook	VP-Finance, CFO	20 (1998)	Intermedics
Scott Armstrong	Director, Electrical Engineering	10 (2000)	St Jude Medical, Intermedics, Pacesetter
Carmen Bailer	Sr. Director, Finance	25(1999)	Intermedics
Doug Gerrard, PhD	Sr. Director, Compliance	25 (2002)	Guidant, Intermedics, Pacesetter, Medtronic
Max Gill	Sr. Director, Reimbursement	13(1998)	Medtronic, Blue Cross & Blue Shield
Steve Maschino	Director, Mechanical Engineering	20 (1990)	Intermedics
Scott Mindrebo	Director, Regulatory Affairs	15 (2001)	Intermedics
Randy Simpson	Sr. Director, Manufacturing	19 (1998)	Intermedics, Ampex, Inmos
Brent Tarver	Sr. Director, Clinical & Medical Affairs	14 (1988)	CYBX

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Strong Pharmaceutical Team Name Position Yrs Experience; (joined CYBX) Previous Companies (Products) Michael Cheney Senior VP-Marketing and Sales 19 (2001) Knoll/BASF Pharma, Wyeth-Ayerst, Scios-Nova Steve Jennings VP-Sales 26 (2003) Solvay, CIBA-GEIGY Richard Rudolph, M.D. VP-Medical and Clinical Affairs; CMO 15 (2001) Wyeth-Ayerst Tony Anzalone Director, Consumer Marketing 15 (2001) Knoll/BASF Pharma, Sanofi Mark Bunker, PharmD Medical Science Liaisons Director 10 (2001) Forest Labs, Solvay J. Bruins, M. Orvidas, C. Wright, S. Pruitt Senior Medical Science Liaison 40 (2001) Janssen, Bristol Meyers Squibb, Lilly Sherrie Perkins Professional Affairs Director 20 (2000) Collagen Steve Bigler GBU Director 20 (2003) Knoll/BASF Pharma; Abbott Sal Christina Director, Sales Training & Management Dev. 17 (2001) Aventis, Marion Labs Cyberonics' clinical & medical affairs and sales & marketing senior management team has over 180 years of relevant experience in the clinical development, market launch and sales and marketing of major pharmaceuticals to treat CNS disorders. The team was strengthened at the start of FY04 with the hiring of a VP-Sales with 26 years of relevant pharmaceutical sales and marketing experience. Searches are in progress for VPs of HR and Business Development and an IR Director with pharma or biotech experience

FY03: >$100M Sales Milestone FY98 FY99 FY00 FY01 FY02 FY03 Worldwide Sales ($$ in Millions) 103% 6 yr Sales CAGR from US launch (1997) thru FY03 49% annual growth for FY03 Beat FY03 budget by 16% Beat Street guidance/consensus in 7 of last 8 quarters; missed Q4 guidance by 0.8%, Q4 consensus by 4%

FY03: First Profitable and Cash Flow Positive Year FY03 bottom line increased by 118% to $0.22 per share FY03 net increased $31.3M on $34.4M sales increase = 91% drop-thru Beat FY03 budget by $24M (128%) Beat Street guidance and consensus for 8 consecutive quarters $5.3M of positive cash flow = $43.6M of cash on 4/25/03 FY01 FY02 FY03 Net Earnings Per Share -1.31 -1.21 0.22 $0.22 Earnings Per Share

FY03: Consensus on Unique VNS Value Proposition

Published in September 2002, the Neurology Special Supplement validates and enhances the *NEJM* consensus definition of pharmaco-resistant epilepsy and the unique VNS Therapy value proposition and message. Key message: use VNS earlier and more often with patients who have not responded to 2-3 drugs.


NEUROLOGY
VAGUS NERVE STIMULATION THERAPY 5 YEARS AFTER APPROVAL: A COMPREHENSIVE UPDATE
Steven C. Schachter, MD
James W. Wheless, MD
Guest Editors
Lippincott Williams & Wilkins

The evolving place of vagus nerve stimulation therapy

Steven C. Schachter and James W. Wheless

Therapeutic mechanism of vagus nerve stimulation

Thomas R. Henry

Vagus nerve stimulation therapy summary: Five years after FDA Approval

Steven C. Schachter

Vagus nerve stimulation therapy in patients younger than 18 years

James W. Wheless and Vijay Maggio

Earlier use of adjunctive vagus nerve stimulation therapy for refractory epilepsy

J. Ben Renfroe and James W. Wheless

Vagus nerve stimulation therapy, epilepsy, and device parameters: Scientific basis and recommendations for use

Christi Heck, Sandra L. Helmers, and Christopher M. DeGiorgio

Antiepileptic drug use during the first 12 months of vagus nerve stimulation therapy: A registry study

Douglas R. Labar

Analysis of direct hospital costs before and 18 months after treatment with vagus nerve stimulation therapy in 43 patients

Elinor Ben-Menachem, Karina Hellstrom, and Daniel Verstappen

The co-morbidity of depression and epilepsy: Epidemiology, etiology, and treatment

Cynthia L. Harden

Vagus nerve stimulation therapy: A research update

M.S. George, Z. Nahas, D.E. Bohning, F.A. Kozel, B. Anderson, J. H. Chae, M. Lomarev, S. Denslow, X. Li, and C. Mu

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FY03: High Margin Device Technology and Manufacturing Process Device Technology Entirely new higher priced ($14,497 vs. $12,250), lower cost product family launched in Q1 First product designed and manufactured entirely by CYBX >90% of eligible demand converted within 3 months Model 103 on schedule for launch in early FY05 Manufacturing Process Production volume increased 30% Direct labor productivity increased 53% Headcount down 10% Product costs reduced by 17% Existing capital supports 5X increase in output Regulatory and Quality Passed annual FDA/TDH/KEMA inspections with no observations Obtained all new products/processes approvals as planned Cyberonics' device technology and high margin manufacturing process became more predictable, profitable, scalable and transferable in FY03.

Patient Identification and Qualifications (PIQs) FY03: Increasingly Predictable and Profitable Sales Model Office Patient Education OPE Implant Surgeon Consult FTF: Sales Reps with Prescribers FTF: National Account Managers on Key Accounts Marketing Programs for Clinicians and Patients OR Additions In FY03, our patient identification and pull-thru model proved to be a predictable and profitable sales and marketing model with significant scalability and transferability potential. Measurement of productivity and patient conversion rates and cycle times over the last two years highlighted opportunities for further improvement. Field based Sales Reps and National Account Managers are primarily responsible for: (1) FTFs with MDs and RNs to identify and qualify (PIQ) more new patients, and (2) working with surgeons and hospital personnel to ensure timely implants. Field-based Clinical Specialists and Headquarters-based Case Managers regularly communicate with patients, caregivers, clinicians and hospital personnel to: (1) educate patients and their families, (2) provide MDs and hospitals with Registry data and insurance verification, (3) segment candidates by common barriers/issues, (4) provide tailored communications to address issues, (5) ensure that qualified patients move through the process ASAP, and (6) provide post-implant follow-up. Non-PIQ Patient Opportunities Marketing Programs identify VNS candidates from educational events and direct-to-patient communications. These patients either become PIQs or move thru the system as non-PIQ Opportunities.

FY03: Sufficiently Scalable and Transferable? We compare US Sales and Marketing expenses as a percent of sales with US Contribution Margin ((US Gross Profit - US S&M expenses)/US Sales) to determine profitability and scalability. The last major expansion of U.S. sales occurred in Q3 FY02. One year later, in Q3 FY03, US S&M contribution margin exceeded expenses as a percent of sales for the first time. However, the magnitude and duration of the negative impact on sales and marketing expenses and contribution suggested that our organization and model may not be sufficiently scalable and transferable to realize the growing opportunities for VNS in epilepsy and depression. Q1-02 Q2-02 Q3-02 Q4-02 Q1-03 Q2-03 Q3-03 Q4-03 US S&M expenses as a % of US Sales 0.411 0.448 0.456 0.661 0.583 0.485 0.421 0.407 US S&M Contribution Margin 0.377 0.347 0.344 0.172 0.245 0.369 0.427 0.445

FY03: US Sales Expansion and Realignment Refined targeting increased prescriber market to xxxx MDs New more experienced management hired (VP-Sales, 2 GBU Directors, 2 Regional Managers); Field sales management streamlined 41 Territories converted into 84 Territories with maximum 100 mile working radius and 48 average target MDs 10 National Account Managers added to better serve CECs New recruiting, sourcing, hiring and training management and processes Core competencies and job requirements re-defined and all personnel evaluated and re-assigned based on experience, skills and track record New industry-standard comp plan Fully-staffed headcount and expenses reduced by 8% In Q3, ZS Associates was hired to conduct a thorough review of Cyberonics' U.S sales organization, systems, controls and processes relative to the growing epilepsy market opportunity and customers' needs. That review culminated in the Q4 expansion and realignment which is designed to improve the profitability, scalability and transferability of the U.S. sales and marketing organization and model. The expansion and realignment affected all aspects of U.S. sales, took less than four months and had no adverse effect on the overachievement of our earnings and cash flow objectives in Q4.

The expansion and realignment of Cyberonics' U.S. sales organization has increased cost effective reach and frequency with a reduced US S&M headcount consistent with customers' needs. U.S. Sales Force Expansion and Re-Alignment Resources Before After Total U.S. sales headcount 131 120 Total territories 41 84 "Single" territories 0 66 "Dual" territories 41 9 Total Managers 33 16 Total National Acct Mgrs 1 10 Field-based operations 0 3

FY04: US Sales and Marketing Scalability and Transferability The scalability and transferability of US S&M is expected to improve significantly to accelerate penetration of the growing epilepsy market in FY04 and facilitate a potential launch in depression in FY05. Compared to the Q3 FY02 expansion, the current expansion and realignment is expected to not only cost less in terms of the magnitude and duration of its negative impact on US S&M contribution margin, but also produce a much wider positive gap between contribution margin and US S&M expenses as a percent of sales in FY04. Q1-02 Q2-02 Q3-02 Q4-02 Q1-03 Q2-03 Q3-03 Q4-03 Q1-04 Q2-04 Q3-04 Q4-04 S&M expenses as a % of US Sales 0.411 0.448 0.456 0.661 0.583 0.485 0.421 0.407 0.43 0.411 0.377 0.359 US S&M Contribution Margin 0.377 0.347 0.344 0.172 0.245 0.369 0.427 0.445 0.42 0.441 0.478 0.496

FY03/4: Cost-Effective New Indications Development Clinical and Medical Affairs Upgraded people and organization Significantly improved productivity and efficiency as measured by expenses as a percent of sales and per unit Achieved all depression objectives Depression Safety and tolerability of implant procedure and therapy confirmed Clinically meaningful although not statistically significant acute response rates Highly statistically significant (P<0.001) 1 year improvements announced in January 2003 Clinically significant 1 year response (30% to 35%) and remission rates (17% to 20%) and sustained response rates (25% to 30%) in 180 pivotal study patients announced in January 2003 Causality to be determined in July by comparing 1 year outcomes of 200 pivotal study patients with 100 no VNS, treatment-as-usual companion study patients (D-04) PMA-S plans, strategies and tactics completed IN FY03, Clinical and Medical Affairs developed the people, organization, systems, controls and processes to support cost-effective development of depression and other new indications. Clinical development expenses for FY2003 were 31% favorable to plan. Cost effective determination of the safety and effectiveness of VNS Therapy for depression remains the highest new indications development priority for FY04.

FY04: Depression Objectives In January 2003, CYBX reported statistically and clinically significant one year results thereby reaching Base Camp in its six step climb to U.S. Depression regulatory approval. This positive make-or-break first step while essential does not guarantee that we will reach the summit. The determination of causality (Camp I) is as critical and make-or-break for a successful climb. We plan to reach Camp I in Q1 FY04 and if we reach Camp I, push for the summit early in FY05. Base Camp = Statistically & Clinically Significant 1 YR results Camp I = Statistically Significant Causality Camp II = PMA-S Submission Camp III = FDA Filing of PMA-S Camp IV = FDA Advisory Panel Summit = FDA approval decision

FY04: Depression Regulatory Observations In 2002, the average PMA approval time was 364 days VNS is the first anti-depressant treatment to be granted Expedited Review Status; FDA understands and owns the need for new and better treatments for treatment resistant depression The submission will likely be a PMA-S to expand the labeling for an already approved product/therapy whose safety is well established We know of no other neuro device or antidepressant whose statistical significance was based on a rigorous one-year repeated measures linear regression analysis FDA has repeatedly requested that CYBX provide 1 year data on at least 100 patients analyzed pursuant to a repeated measures linear regression analysis We know of no other neuro device or antidepressant whose clinical significance was based on one-year sustained response We know of no other neuro device or antidepressant whose causality was determined based a one year repeated measures linear regression analysis comparing the outcomes of patients receiving only treatment as usual VNS' Expedited Review and likely PMA-S status and neuro device approval precedents suggest that the path to approval may be straightforward with statistically significant causality.

FY03/4: Maximizing Return on Equity Most recent offering = $45M Feb 2001 PIPE Total equity raised from all sources ~ $175M Total proceeds from option exercises and employee stock purchase plan ~ $19M Cash on 4/25/03 ~ $44M Net equity capital used ~ $131M Net outside equity capital used ~ $112M Total new indications (depression, etc) investment = $39M Net equity capital used over 16 years to pioneer new science + new nerve stimulation devices + new device based therapy + new study designs and FDA approval processes + new sales and marketing model + $100M, profitable, cash flow positive business = $92M Since its founding in 1987 Cyberonics has conserved capital and minimized dilution to maximize shareholder value. To date, Cyberonics raised a total of $175 million and used $92M of equity to develop its $100+M, profitable epilepsy franchise, and a total of $131 million of equity capital to develop the epilepsy franchise and all new indications including depression. In FY03, our first profitable year, Cyberonics generated a 10.7% return on equity. We are planning to generate at least a 15% return on equity in FY04 and transition from capital conservation to capital accumulation to maximize shareholder value.

FY04 Budget Summary To accomplish our mission in FY04, we are planning to leverage our core competencies to increase the productivity, profitability and return on existing resources and investments to improve the scalability of our business model in epilepsy and transferability of that model to depression. Profitable growth remains our highest priority followed by cost effective depression development. Minimum 100% increase in EPS budgeted on 22.8% sales growth Net margin increase from 5% in FY03 to > 8.7% in FY04 Excluding new indications expenses, net margin expected to increase from 12.6% in FY03 to 20% in FY04 24.9% consolidated drop thru; 53% drop-thru excluding new indications expenses U.S. sales and marketing productivity is highest priority US S&M expenses increasing ~3% to generate ~23% US sales growth New management + increased reach and frequency + more effective message making + more market acceptance = opportunities for over-achievement Cost effective depression development and pre-launch is second highest priority 81% increase in new indications spending to $14.5 million including $7 million budgeted for potential depression pre-launch (Q3 and Q4) No depression pre-launch without causality, KOL support and favorable Panel outlook

FY03 Financial Performance Summary $ in 000's. except EPS Original May02 Guidance * FY03 Results Sales $90,000 $104,467 Annual sales growth 28.4% 49.0% Gross Margin 81.9% 84.6% OPEX as a % of sales 102.9% 80.1% Net Income (Loss) ($18,700) $5,185 EPS, fully diluted ($0.85) $0.22 Sustainable Profitability Q1 FY04 Q2 FY03 Cash Balance >$12,000 throughout FY03 >$33,000 each quarter $43,576 at yearend * Earnings guidance raised in every quarter of FY03 * Earnings guidance raised in every quarter of FY03 * Earnings guidance raised in every quarter of FY03 FY03 was the most predictable and profitable year in Cyberonics history. Cyberonics over-achieved all annual financial objectives and achieved sustainable quarterly profitability 3 quarters ahead of plan.

Worldwide Sales Quarter Ended 4/25/03 61% of sales growth is driven by increases in unit sales 39% of sales growth due to higher ASP's and product mix Year Ended 4/25/03 67% of sales growth is driven by increases in unit sales 33% of sales growth due to higher ASP's and product mix Annual sales growth of 37% for the quarter and 49% for the year was driven primarily by increases in patients treated with VNS Therapy (units). Q4 sales were $223K (0.8%) below guidance, FY03 sales exceeded original guidance by $14.5M (16%)

U.S. Sales Quarter Ended 4/25/03 52% of sales growth is driven by increases in unit sales 48% of sales growth due to higher ASP's and product mix Year Ended 4/25/03 66% of sales growth is driven by increases in unit sales 34% of sales growth due to higher ASP's and product mix Annual U.S. sales growth of 34% for the quarter and 50% for the year was driven primarily by increases in patients treated with VNS Therapy (units). FY03 sales exceeded original guidance by $12.7M (15%). Q4 sales were $1.1M (4%) below upwardly revised guidance and Q4 implants and new patient identifications (PIQs) were below internal forecasts. We believe this was due to three factors: (1) confusion over the patient confidentiality provisions of the new Health Insurance Portability and Accountability Act (HIPAA), (2) the impact on elective surgical procedures of uncertainties caused by the war in Iraq and (3) the Q4 distractions for sales management associated with the evaluation, expansion and realignment of U.S. sales.

Gross Profit Margin Gross Profit Margin was significantly higher than last year as a result of higher average selling prices, increasing volume, lower production costs and increased demand for replacement generators. Quarter Ended 4/25/03 GPM increased by 184 basis points over prior year Production efficiencies offset lower ASP mix resulting from strong sales in Europe Exceeded guidance by 15bp Year Ended 4/25/03 GPM increased by 404 basis points over last year Per unit production costs (excluding royalties) decreased by 17% from prior year Exceeded original guidance by 270 bp

Operating Expenses 4th Quarter FY03 = 70.5% of sales, down from 118.1% OPEX= $19.6 M, lowest spend level in 7 qtrs Total reduction in OPEX of $4.3M SG&A down $2.4 M R&D down $1.9M New indications development down $1.6M Year FY03 = 80.1% of sales, down from 119.4% OPEX =$83.7M Expenses flat from FY02 SG&A up $6.7M R&D down $6.7M New indications development down $10.4M Throughout fiscal 2003, effective expense management in all departments led to improved efficiencies and lower operating expenses, both in absolute dollars and as a percent of sales. Expense reductions in Q4 were primarily the result of improving efficiencies in SG&A and R&D.

Q4FY03 vs. Q4 FY02 Sales increased $7.5 million (37%) Net Income increased $10.9 million (159%) to $4.0 million EPS increased $0.49 per share to $0.17 EPS exceeded guidance by $0.02 per share (13%) Net Income (Loss) Per Share FY2003 vs.FY2002 Sales increased $34.4 million (49%) Net Income increased $31.3 million (120%) to $5.2 million EPS increased $1.43 per share to $0.22 per share Fiscal 2003 and the fourth quarter were the most profitable year and quarter in Cyberonics history. In Q4, a record 145% of the annual increase in sales dropped thru to the bottom line in the form of an increase in net income. For the year, 91% of the annual increase in sales dropped thru to the bottom line. EPS exceeded upwardly revised guidance for Q4 by 13% and original FY03 guidance by 126%.

Balance Sheet Summary Effective working capital management continued to minimize investment in accounts receivable (46 days) and inventory (annual turnover 2.7 times), and maximize year-end cash ( $43.6 million). In Q4 Cash flow as positive for the third consecutive quarter increasing by $4.0M over Q3 and $5.4M over last year.

FY04 Revised Guidance Summary

FY03 was the most predictable and profitable year in Cyberonics history. In FY04, our principal objective is to improve the profitability, scalability and transferability of our business model to accelerate penetration of the growing epilepsy market and realize the full potential of VNS Therapy in depression. We are raising our guidance for FY04 as follows:

	Preliminary	Revised
Sales	At least \$124M >20% annual growth	\$128M >22% annual growth
Gross Margins	At least 85%	At least 85%
OPEX	≤ 80% of sales	≤ 77% of sales
Depression pre-launch	No more than \$8M	No more than \$7M
Total New Indications Expenses	No more than \$16M	No more than \$14.5M
Net Income/EPS	FY04 Profits ~ \$9.8M (\$0.40 per share)	FY04 Profits ~ \$11.1M (\$0.45 per share)
Cash Balances	>\$38M throughout FY04	Cash Flow Positive >\$55M by Q4-FY04

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FY04 Annual Sales Guidance FY98 FY99 FY00 FY01 FY02 FY03 FY04G Worldwide Sales ($$ in Millions) We expect worldwide in FY04 to grow by at least 22% to over $128 million. That guidance implies a 89% sales CAGR since U.S. launch in 1997.

FY04 Quarterly Sales Guidance Q1 Q2 Q3 Q4 Sales 26.51 29.151 33.675 38.904 $$'s in million"s We are projecting sales for Q1 to be approximately $26.5 million reflecting historical worldwide seasonality, the short-term effect of our annual week- long U.S. sales meeting and the recently completed U.S. sales force expansion and realignment. We expect to see quarterly annual sales growth increase from 12% to 15% in the first two quarters to 22% in Q3 and 40% in Q4 consistent with post U.S. sales force expansion and realignment improvements in U.S. sales force productivity Worldwide Quarterly Sales ($$ in Millions)

FY04 Annual Earnings Guidance FY04 guidance calls for a doubling of earnings including $7M ($0.28 per share) of incremental depression pre-launch spending. FY01 FY02 FY03 FY04G Net Earnings Per Share -1.31 -1.21 0.22 0.45 $0.22 Annual Earnings Per Share $0.45

FY04 Quarterly Earnings Guidance (EPS) Q1 Q2 Q3 Q4 EPS 0.08 0.12 0.11 0.15 Quarterly earnings are anticipated to be at least $0.08 per fully diluted share in Q1, with quarterly earnings thereafter expected to be at least $0.10 per share including $7 million of budgeted depression pre-launch expenses in the third and fourth quarters. Quarterly Earnings Per Share

FY04: Increasing Profitability of Core Business Model In FY04, Cyberonics is planning to steadily improve the profitability, scalability and transferability of its core business model to accelerate penetration of the epilepsy market and realize the full potential of VNS Therapy in new indications. Q1-04 Q2-04 Q3-04 Q4-04 Net Income (Loss) 1.822 2.978 2.582 3.738 New Ind Dev Exp 1.639 1.819 4.421 6.35 Operating Income bef NI Dev 3.6 4.9 7.1 10.3 $3.4 $4.8 $7.0 $10.1 Net Income + New Indications Expenses = Core Business Model Profits

FY04 Summary With or without depression, Cyberonics has emerged as a neuromodulation market leader in terms of predictability, sales growth, profitability and new device markets and indications development. With or without depression, Cyberonics' assets include (1) a strong intellectual property franchise, (2) high margin device technology, (3) a therapy with a unique long-term value proposition, (4) a unique predictable, profitable, scalable and transferable patient identification and pull through sales and marketing model, and (5) patent protected access to a 400,000 patient epilepsy market (per Datamonitor). Without Budgeted Depression Pre-Launch > 22% annual sales growth 85% gross profit margin ~250% bottom line growth; FY04 Net Income ~ $18M excluding $7 million depression pre-launch ~20% operating margin in core business model (excluding all direct new indications expenses) With Budgeted Depression Pre-Launch ~115% bottom line growth; FY04 Net Income ~ $11M ($0.45 per share) Straightforward path to approval based on Expedited Review and likely PMA-S status and neuro device approval precedents ~ $14.5M new indications spend in FY04 including $7M depression pre-launch to support potential FY05 launch into a 4.4 million patient market (per Datamonitor) No depression pre-launch spending ($7M) until favorable FDA Panel outlook

FY03/4 Summary With or without depression, Cyberonics has emerged as a neuromodulation market leader in terms of predictability, sales growth, profitability and new device markets and indications development. In FY03, Cyberonics strengthened its core competencies/assets and matched those core competencies to its short and long-term challenges and opportunities. Our FY03 accomplishments and FY04 plan suggest that Cyberonics is up to its challenges and opportunities based on our... Experienced Management/People Strong intellectual property franchise Proven, device based therapy High margin device technology and manufacturing process Increasingly profitable, scalable and transferable patient identification and pull through sales and marketing model Favorable coverage, coding and reimbursement Cost effective new indications development process Effective expense management process >$100 million NOL Profitable and cash flow positive business Adequate capital to fund growth internally $100M current and >$1B potential epilepsy device market

The Evolution of the CYBX Opportunity: From Pioneering to Predictable and Profitable Growth With or Without Depression FY03: A Year for the Record Books FY04 Plan: Improving Productivity and Profitability to Increase Scalability and Transferability to Fully Realize Our Opportunities in Epilepsy and Depression Investor/Analysts Conference Call May 27, 2003